Exhibit 5.1

6 May 2016

Matter No.:352579

Doc Ref: legal11142662

1.441.278.7974

ciara.brady@conyersdill.com

Bunge Limited

50 Main Street

White Plains

New York 10606

U.S.A.

Dear Sirs,

Re: Bunge Limited (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on Form S-3  (Registration No. 333-207870) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on 6 November 2015, as amended by post-effective amendment No. 1 filed on 6 May 2016, (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of common shares of the Company, par value US$0.01 each (“Common Shares”), preference shares of the Company, par value US$0.01 each (“Preference Shares” and, together with Common Shares, “Equity Securities”, which term includes any Common Shares or Preference Shares to be issued pursuant to the conversion, exchange or exercise of, or payment of bonus issues or dividends on, any Equity Securities), senior debt securities of Bunge Limited Finance Corp (the “BLFC Debt Securities”) and senior debt securities of Bunge Finance Europe B.V. (together with the BLFC Debt Securities, the “Debt Securities”) and the guarantee by the Company of any of the Debt Securities (a “Guarantee” and, together with the Equity Securities and Debt Securities, the “Securities”).

For the purposes of giving this opinion, we have examined an electronic copy of the Registration Statement. We have also reviewed copies of the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”) each certified by the Assistant Secretary of the Company on 6 2016, extracts of minutes of meetings of its directors held on 5 March 2013, 27-28, February 2014 and 6-7 October 2015  (the “Resolutions”) each certified by the Assistant Secretary of the Company on 6  2016, a Power of Attorney dated 23 October 2015 (the “PoA”) certified by the Assistant Secretary of the Company on 6 May 2016, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company will issue the Equity Securities and enter into any and all Guarantees in furtherance of its objects as set out in its memorandum of association, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of or payment of bonus issues or dividends on, any Equity Securities, (i) that shares of the Company will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the “Companies Act”), and the consent to the issue and free transfer of shares of the Company up to its authorised capital from time to time given by the Bermuda Monetary Authority dated 10 July 2001 will not have been revoked or amended at the time of issuance of any Equity Securities, (j) that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preference Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto, the issuance and sale thereof by BLFC and/or the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture, guarantee or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda, (k) that all necessary corporate action will be taken to authorise and approve any issuance of the Securities (including, without limitation, if Preference Shares are to be issued, all necessary corporate action to establish one or more series of Preference Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be guaranteed by the Company, the applicable indenture (including, without limitation, any indenture containing a Guarantee) and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (l) that the applicable purchase, underwriting or similar agreement, any Debt Securities and any indenture (including, without limitation, any indenture containing a Guarantee) and any supplement thereto and any other agreement or other document relating to any of the Securities will be valid and binding in accordance with its terms pursuant to its governing law; (m) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company or a duly authorized committee thereof, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued by BLFC or BFE, the applicable indenture (including, without limitation, any indenture containing a Guarantee) and any applicable supplements thereto, (n) that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof or will capitalize an amount equal to the par value of any such Equity Securities from the Company’s share premium or other reserve accounts or funds otherwise available for distribution by applying such sum to pay up such Equity Securities upon issuance thereof in accordance with the Constitutional Documents, (o) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled “Prospectuses and Public Offers”, (p) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto, (q) that none of the parties to such documents carries on business from premises in Bermuda at which it employs staff and pays salaries and other expenses, (r) that BLFC and BFE are, and will each be, a “subsidiary” of the Company as such term is defined in the PoA and (s) that the PoA is in full force and effect and has not been, and will not be, revoked or amended.

The obligations of the Company in connection with any of the Securities and any indenture or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, and (e)  may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction.

Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Equity Securities and entry into any Guarantees by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.              The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.              Upon the due issuance of any Equity Securities and payment of the consideration therefor, or capitalization of the par value thereof in accordance with the Constitutional Documents, such Equity Securities will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.              Upon the guarantee by the Company of any Debt Securities issued by either BLFC or BFE, such Guarantees will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited